SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549
                      ______________________

                             FORM 8-A

         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
              PURSUANT TO SECTION 12(b) OR (g) OF THE
                  SECURITIES EXCHANGE ACT OF 1934
                      ______________________

                         GS FINANCIAL CORP.
        (Exact Name of Registrant as Specified in its charter)

LOUISIANA                                   72-1341014
(State of incorporation or organization)    (IRS Employer Identification No.)

3798 VETERANS BOULEVARD
METAIRIE, LOUISIANA                                   70002
(Address of principal executive offices)              (including zip code)

If this Form relates to the registration of a  If this Form relates to the
class of debt securities and is effective      registration of a class of debt
upon filing pursuant to General Instruction    securities and is to become
A(c)(i) please check the following box.        effective simultaneously with
                                               the effectiveness of a
                                               concurrent registration
                                     [  ]      statement under the Securities
                                               Act of 1933 pursuant to General
                                               Instruction A(c)(2) please
                                               check the following box.
                                                                          [  ]
Securities to be registered pursuant to Section 12(b) of the Act:

                              None

Securities to be registered pursuant to Section 12(g) of the Act:

                 COMMON STOCK, PAR VALUE $.01 PER SHARE
                            (Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        See "Description of Capital Stock" on pages 145 to 147 of the form of preliminary prospectus included in the Registrant's Pre-Effective Amendment No. 1 to the Registration Statement on Form SB-2, dated February 6, 1997 (Registration No. 333-18841) which is hereby incorporated by reference.

ITEM 2  EXHIBITS.

        4.1  Form of Stock Certificate.*

        3.1  Articles of Incorporation.*

        3.2  Bylaws.*


------------------
* Incorporated by reference from the like-numbered exhibit included in the Registrant's Registration Statement on Form SB-2 originally filed on December 27, 1996.

                             SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                             GS FINANCIAL CORP.



Date: March 20, 1997     By: /S/ DONALD C. SCOTT
                             -------------------
                             Donald C. Scott
                             President and Chief Executive Officer